UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): December 21, 2005

ROME BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27481 (Commission File Number)	16-1573070 (IRS Employer Identification No.)

100 West Dominick Street

Rome, New York 13440-5810

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 21, 2005, the Board of Directors of Rome Bancorp, Inc. and The Rome Savings Bank (collectively, the “Board”) amended and restated The Rome Savings Bank Deferred Compensation Plan as the Directors’ Deferred Compensation Plan of Rome Bancorp, Inc. and the Benefit Restoration Plan of Rome Bancorp, Inc. in order to comply with section 409A of the Internal Revenue Code of 1986 and regulations or other guidance of the Internal Revenue Service published thereunder (collectively, “Section 409A”). Section 409A requires certain IRS restrictions on payment timing to participants under these plans and the circumstances under which elections to defer compensation or receive distributions of deferred compensation may be made. These plans as amended and restated to conform to the requirements of Section 409A are attached hereto as Exhibits 10.3 and 10.6, respectively.

Benefit Restoration Plan. Rome Bancorp, Inc. has adopted a Benefit Restoration Plan for its Chief Executive Officer, Mr. Sprock. This plan provides Mr. Sprock with the benefits that would otherwise be due to him as a participant in the 401(k) plan and the employee stock ownership plan of Rome Bancorp, Inc. and The Rome Savings Bank if such benefits were not limited by certain provisions of the Internal Revenue Code. In addition, in the event Mr. Sprock retires prior to the end of the ESOP loan term, the plan will provide Mr. Sprock a benefit equal to the value of the shares of Rome Bancorp, Inc. that would have been allocated to his account under the ESOP had he remained employed through the end of the ESOP loan term. This plan is an unfunded, non-qualified plan which provides benefits only to one highly compensated employee.

Deferred Compensation Plan. The Rome Savings bank had established The Rome Savings Bank Deferred Compensation Plan for the benefit of non-employee directors which has now been amended and restated as Directors’ Deferred Compensation Plan of Rome Bancorp, Inc. Under this plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Rome Bancorp, Inc. and The Rome Savings bank. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding one-year certificate of deposit issued by The Rome Savings Bank during the year or according to the investment return of other assets as may be selected by the Board.

This plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or termination of employment (as those terms are defined in the plan as required by Section 409A).

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.3	Amended and Restated Benefit Restoration Plan of Rome Bancorp, Inc.
10.6	Amended and Restated Directors’ Deferred Compensation Plan of Rome Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROME BANCORP, INC.

By:     /s/ DAVID C. NOLAN

Name:	David C. Nolan
Title:	Treasurer and Chief Financial
Officer

Date: December 22, 2005

EXHIBITS

Exhibit No.	Description
10.3	Amended and Restated Benefit Restoration Plan of Rome Bancorp, Inc.
10.6	Amended and Restated Directors’ Deferred Compensation Plan of Rome Bancorp, Inc.